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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-10161) of SYGNET Wireless, Inc. of our report dated
August 2, 1996, on our audit of the statements of operations and changes in partners' capital and cash flows of Erie Cellular Telephone Company for the period January 1, 1995 to September 29, 1995. We also consent to the reference to our firm under the caption "Experts."

                                        /s/ Coopers & Lybrand L.L.P.

Seattle, Washington
August 30, 1996.